SERVICESOURCE INTERNATIONAL, INC. NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (Effective March 5, 2020)

SERVICESOURCE INTERNATIONAL, INC. NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN ServiceSource International, Inc., a Delaware corporation, hereby adopts this ServiceSource International, Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”) for the benefit of the Non-Employee Directors (defined below) of the Company. The Plan is designed to allow the Non-Employee Directors of the Company to defer both cash director fees and the receipt of certain director equity awards. The Plan will be effective as of March 5, 2020. ARTICLE I DEFINITIONS Section 1.1 Definitions. Whenever used in the Plan, the following capitalized words and phrases shall have the meanings set forth below: (a) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee. (b) “Beneficiary” or “Beneficiaries” means the individuals, trusts or other entities designated by a Participant in writing pursuant to Section 6.2(a) of the Plan as being entitled to receive any benefit payable under the Plan following the death of a Participant, or, in the absence of such designation, the persons specified in Section 6.2(b) of the Plan. (c) “Benefit” or “Benefits” means the Restricted Stock Units, Director Cash Compensation, and other amounts credited to a Participant’s Account pursuant to the Participant’s Deferred Compensation Election, as adjusted pursuant to Sections 3.2 and 3.3. (d) “Board” means the Board of Directors of the Company as constituted at the relevant time. (e) “Change in Control” means the occurrence of any of the following events: (i) Change in Ownership: A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. - 1 -

(ii) Change in Effective Control: A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control. (iii) Change in Ownership of Substantial Assets: A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. (iv) Persons Acting as a Group. For purposes of this Section 1.1(e), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. The foregoing definition of Change of Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treasury Regulation §1.409A- 3(i)(5) or any successor provision. (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute. References to a Code Section shall be deemed to be that section or to any successor to that section. (g) “Committee” means the Compensation Committee of the Board. - 2 -

(h) “Common Stock” means the common stock of the Company, par value $0.0001 per share, or any successor security. (i) “Company” means ServiceSource International, Inc.., a Delaware corporation. (j) “Deferred Compensation Election” means the election to participate and defer Restricted Stock Units and/or Director Cash Compensation which is made by a Participant and delivered to the Company. (k) “Director” means an individual serving as a member of the Board of Directors of the Company. (l) “Director Cash Compensation” means the Non-Employee Director’s annual cash retainer and any cash fees received for performance of the Director’s duties, including cash fees for attendance or participation at meetings and for serving on a Board Committee or as a Board or Board Committee Chair. “Director Cash Compensation” shall not include any other type of direct or indirect compensation, including, but not limited to, expense reimbursements or equity awards of any kind. (m) “Effective Date” means March 5, 2020, the date on which this Plan becomes effective. (n) “Non-Employee Director” means any Director who is not an employee of the Company or any of its affiliates or subsidiaries. (o) “Participant” means a Non-Employee Director of the Company who has a Deferred Compensation Election currently in effect or who has an Account under the Plan. (p) “Plan Year” means January 1 through December 31; provided, however, that the initial Plan Year shall begin on the Effective Date of the Plan and shall end on December 31, 2020. (q) “Restricted Stock Units” means phantom, or notional interests granted to Participants, as compensation for services as a Non-Employee Director, pursuant to the Company’s stockholder approved equity incentive plan(s) that, once vested, entitle the Participant to receive one (1) share of Common Stock for each vested restricted stock unit. Section 1.2 The following capitalized terms are defined in the following Sections of the Plan: Capitalized Term Defined In Account or Deferred Account 3.1 Initial Enrollment Period 2.2(b) - 3 -

Plan Preamble Subsequent Enrollment Period 2.2(c) Parties 9.4 Person 1.1(e)(1) ARTICLE II PARTICIPATION Section 2.1 Eligibility to Participate. Each Non-Employee Director of the Company shall be eligible to participate in this Plan upon the sooner of (i) the Effective Date, or (ii) the date on which the Non-Employee Director commences service as a Non-Employee Director of the Company. Section 2.2 Election to Participate. (a) General. Each Non-Employee Director may become a Participant in the Plan by electing to defer compensation in accordance with the terms and conditions hereof. All elections to defer shall be in writing and shall be made by executing and returning a Deferred Compensation Election to the Administrator. (b) Initial Deferral Elections. All Deferred Compensation Elections for the Plan Year in which the Participant first becomes eligible to participate in the Plan shall be executed and filed with the Administrator within thirty (30) days after the Non-Employee Director first becomes eligible to participate in the Plan pursuant to Section 2.1 (such thirty (30) day period being the “Initial Enrollment Period”). Accordingly, individuals serving as Non-Employee Directors as of the Effective Date of the Plan shall have an Initial Enrollment Period beginning on the Effective Date and ending on the 30th day after the Effective Date. The initial Deferred Compensation Election will apply solely to Director Cash Compensation attributable to services performed after the Deferred Compensation Election is made and to Restricted Stock Units to granted in the initial year of Plan participation on or after the date the Deferred Compensation Election is made. (c) Subsequent Deferral Elections. Deferred Compensation Elections for each subsequent Plan Year shall be made during the period of December 1 to December 31 prior to the relevant Plan Year (each, a “Subsequent Enrollment Period”). Any such Deferred Compensation Election may apply solely to compensation attributable to services performed on or after the first day of the Plan Year that begins immediately following the relevant Subsequent Enrollment Period. Thus, a Deferred Compensation Election pursuant to this paragraph may apply solely to Director Cash Compensation paid for services performed on or after the first day of the Plan Year that begins immediately following the relevant Subsequent Enrollment Period. Similarly, a Deferred Compensation Election pursuant to this paragraph may apply only to Restricted Stock Units that are granted to the Participant in the Plan Year that begins immediately following the relevant Subsequent Enrollment Period. - 4 -

(d) Elections to Continue Unless Modified. A deferral election made pursuant to a Deferred Compensation Election shall remain in effect for future Plan Years until modified by the Participant. No modification shall be given effect with respect to a Plan Year to which the modification is intended to apply unless that modification is made during the Subsequent Enrollment Period for such Plan Year. Section 2.3 Cessation of Participation. Participation in the Plan shall continue until all of the Benefits to which the Participant is entitled have been paid in full. ARTICLE III DEFERRED COMPENSATION ACCOUNTS Section 3.1 Establishment of Accounts. The Company shall establish a “Deferred Account” (also referred to as an “Account”) for each Participant, which shall consist of the Director Cash Compensation and Restricted Stock Units deferred into such Account, as adjusted pursuant to Section 3.2 and 3.3. A Participant’s Deferred Account shall be credited with the dollar amount of Director Cash Compensation or the number of Restricted Stock Units deferred by such Participant on the date on which the Director Cash Compensation would otherwise have been payable or on the date on which the Restricted Stock Units would otherwise have vested. Section 3.2 Deemed Investments. Restricted Stock Units credited to the Participant’s Deferred Account shall be deemed invested solely in an equal number of shares of Common Stock and shall be credited with dividends and adjusted for distributions and changes in corporate capitalization in the same manner as actual shares of outstanding Common Stock of the Company. Director Cash Compensation credited to the Participant’s Deferred Account may be credited with earnings, gains or losses pursuant to such deemed investments (including deemed investment in Common Stock) as the Administrator shall determine, if any, in its sole and absolute discretion. Section 3.3 Adjustment for Distributions. A Participant’s Deferred Account shall be debited for all distributions made to such Participant under the Plan. ARTICLE IV VESTING Participants shall be fully vested in their Accounts at all times. ARTICLE V TIMING OF DISTRIBUTIONS Payment of a Participant’s Benefit shall be made within thirty (30) days following the earliest to occur of (A) a Participant’s “separation from service” as defined for purposes of Code Section 409A, (B) the Participant’s death, or (C) a Change in Control. ARTICLE VI DISTRIBUTION OF BENEFITS - 5 -

Section 6.1 Form of Benefit. A Participant shall receive his or her Benefit in a lump sum distribution. Payment in respect of any portion of the Participant’s Account that is deemed invested in Company Common Stock shall be made by distributing to the Participant an equal number of shares of Common Stock issued under the Company’s stockholder-approved equity incentive plan(s); provided, however, that the Administrator may, in its discretion, choose to settle any such amounts by paying to the Participant cash equal to the fair market value of the Common Stock that would otherwise be issuable to the Participant. Payment in respect of any portion of the Participant’s Account not invested in Company Common Stock shall be made in cash. Section 6.2 Beneficiaries. (a) Each Participant has the right to designate primary and contingent Beneficiaries for Benefits payable under the Plan following the Participant’s death. A beneficiary designation by a Participant shall be in writing on a form acceptable to the Company and shall be effective only upon delivery to the Company. A beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new beneficiary designation form. The beneficiary designation form last delivered to the Company prior to the death of a Participant shall control. (b) In the event there is no beneficiary designation on file with the Company, or all Beneficiaries designated by a Participant have predeceased the Participant, the Benefit payable following the death of the Participant shall be paid to the Participant’s spouse, if living; if the Participant does not leave a surviving spouse, to the Participant’s issue by right of representation; or, if there are no such issue then living, to the Participant’s estate. ARTICLE VII NO FUNDING No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim to any specific assets of the Company, and the rights of Participants and Beneficiaries to Benefits to which they are otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company. ARTICLE VIII ADMINISTRATION OF THE PLAN Section 8.1 Administrator. The Administrator shall be responsible for the general operation and administration of this Plan and for carrying out the provisions thereof. 1.1 Section 8.2 General Powers of Administration. The Administrator is hereby granted all authority necessary or desirable to administer the Plan, including authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. The Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, - 6 -

opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to this Plan. Section 8.3 Claims Procedure. The Administrator shall notify a Participant in writing within ninety (90) days of the Participant’s written application for Benefits or his or her eligibility or non-eligibility for Benefits under the Plan. If the Administrator determines that a Participant is not eligible for Benefits or full Benefits, the notice shall set forth (i) the specific reasons for such denial, (ii) a specific reference to the provision of the Plan on which the denial is based, (iii) a description of any additional information or material necessary for the claimant to perfect his or her claim, a description of why it is needed, and an explanation of the Plan’s claims review procedure and other appropriate information as the steps to be taken if the Participant wishes to have his or her claim reviewed. If the Administrator determines that there are special circumstances requiring additional time to make a decision, the Administrator shall notify the Participant of the special circumstances and the date by which a decision is expected to be made and may extend the time for an additional 90-day period. If a Participant is determined by the Administrator to be not eligible for Benefits, or if the Participant believes that he or she is entitled to greater or different Benefits, he or she shall have the opportunity to have his or her claim reviewed by the Administrator or filing a petition for review with the Administrator within sixty (60) days after receipt by him or her of the notice issued by the Administrator. Said petition shall state that specific reasons the Participant believes he or she is entitled to Benefits or greater or different Benefits. Within sixty (60) days after receipt by the Administrator of said petition, the Administrator shall afford the Participant (and his or her counsel, if any) an opportunity to present his or her position to the Administrator orally or in writing, and such Participant (or his counsel) shall have the right to review the pertinent documents, and the Administrator shall notify the Participant of its decision in writing within said sixty (60) day period, stating specifically the basis of said decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Administrator, but notice of this deferral shall be given to the Participant. ARTICLE IX MISCELLANEOUS Section 9.1 Benefits Inalienable. Except as provided in Section 6.2, the right of any Participant, any Beneficiary, or any other person to the payment of any Benefits under this Plan shall not be assigned, transferred, pledged or encumbered. Section 9.2 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives. Section 9.3 Costs of Enforcement. If the Company, the Participant, any Beneficiary, or a successor in interest to any of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party for the prevailing party’s costs of such legal action including, without limitation, - 7 -

reasonable fees of attorneys, accountants and similar advisors and expert witnesses. Section 9.4 Disputes. Any dispute or claim relating to or arising out of this Plan that cannot be resolved pursuant to the internal dispute resolution processes implemented by the Administrator with respect to the Plan shall be resolved in the following manner. The Participant or Beneficiary, as the case may be, on the one hand, and the Administrator or its representative, on the other hand (collective, the “Parties”), shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by the Parties, either Party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one-day mediation, either party may begin litigation proceedings. Section 9.5 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflicts of law thereof, to the extent such construction is not pre-empted by any applicable federal law. Section 9.6 Entire Agreement. This Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant and the Company other than those set forth or provided for herein. Section 9.7 Amendment and Termination. (a) This Plan may be amended by the Board at any time in its sole discretion; provided, however, any amendment that would alter the irrevocable nature of an election or which would reduce the amount credited to a Participant’s Account on the date of such amendment shall not be effective unless consented to in writing by the Participant or, if the Participant has died or is incompetent, the Participant’s Beneficiary or conservator. (b) Notwithstanding the foregoing paragraph or any other provision in this Plan to the contrary, the Board may terminate the Plan at any time. Distribution of Benefits upon Plan termination may occur if permissible under Code Section 409A, and if so permissible, such distributions of Benefits shall occur at the time or times and in the manner set forth in Treasury Regulation Section 1.409A-3(j)(4)(ix). Section 9.8 409A. The payments and benefits provided hereunder are intended to be compliant with the requirements of Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, in the event that the Company reasonably determines that any payments or benefits hereunder are not compliant with the requirements of Section 409A of the Code, the Company shall have the right to adopt such amendments to this Plan or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that are necessary or appropriate (i) to preserve the intended tax treatment of the payments and benefits provided hereunder, (ii) to preserve the economic benefits with respect to such payments and benefits, and/or (iii) to comply with the requirements - 8 -

of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 9.8 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify any Participant for any failure to do so. ARTICLE X TERM OF PLAN The Plan shall remain in effect until terminated by the Board. - 9 -